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                                                                  DRAFT OF 12/12
                              3DX TECHNOLOGIES INC.
                                  Common Stock
                             UNDERWRITING AGREEMENT

                                                            December      , 1996

HOWARD, WEIL, LABOUISSE,
  FRIEDRICHS INCORPORATED
PETRIE PARKMAN & CO.
As Representatives of the several Underwriters
c/o Howard, Weil, Labouisse, Freidrichs Incorporated
Texaco Heritage Plaza
1111 Bagby, Suite 2250
Houston, Texas 77002

Ladies and Gentlemen:

       Each of 3DX Technologies Inc., a Delaware corporation (the "Company") and Landmark Graphics Corporation, a Delaware corporation (the "Selling Stockholder") hereby confirms its agreement with the several underwriters named in Schedule 1 hereto (the "Underwriters"), for whom you have been duly authorized to act as representatives (in such capacities, the "Representatives"), as set forth below. If you are the only Underwriters, all references herein to the Representatives shall be deemed to be to the Underwriters.

       1. SECURITIES. Subject to the terms and conditions herein contained, the Company proposes to issue and sell, and the Selling Stockholder proposes to sell, to the several Underwriters 2,500,000 shares and 449,862 shares, respectively (such shares in the aggregate number of 2,949,862 shares will be collectively referred to herein as "Firm Securities") of the Company's Common Stock, par value $.01 per share ("Common Stock"). The Company also proposes to issue and sell to the several Underwriters not more than 442,480 additional shares of Common Stock if requested by the Representatives as provided in
Section 3 of this Agreement. Any and all shares of Common Stock to be purchased by the Underwriters pursuant to such option are referred to herein as the "Option Securities", and the Firm Securities and any Option Securities are collectively referred to herein as the "Securities".

       2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, each of the several Underwriters that:

              (a) A registration statement on Form S-1 (File No. 333-14473) with respect to the Securities, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the


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       Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Securities Act, either (A) if the Company relies on Rule 434 under the Securities Act, a Term Sheet (as hereinafter defined) relating to the Securities, that shall identify the Preliminary Prospectus (as hereinafter defined) that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Securities Act or (B) if the Company does not rely on Rule 434 under the Securities Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Securities Act or permitted by Rule 424(b) under the Securities Act, and in the case of either clause (i)(A) or (i)(B) of this sentence as have been provided to and approved by the Representatives; PROVIDED, HOWEVER, that such approval by the Representatives is not unreasonably withheld and that such approval shall not be required if the filing of such documents shall be required by law or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Securities Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the execution of this Agreement; PROVIDED, HOWEVER, that such approval by the Representatives is not unreasonably withheld and that such approval shall not be required if the filing of such documents shall be required by law. The Company may also file a related registration statement with the Commission pursuant to Rule 462(b) under the Securities Act for the purpose of registering certain additional Securities, which registration shall be effective upon filing with the Commission. As used in this Agreement, the term "Original Registration Statement" means the registration statement initially filed relating to the Securities, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Securities Act and included in the Prospectus (as hereinafter defined); the term "Rule
       462(b) Registration Statement" means any registration statement filed with the Commission pursuant to Rule 462(b) under the Securities Act (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such Registration Statement becomes effective); the term "Registration Statement" includes both the Original Registration Statement and any Rule 462(b) Registration Statement; the term "Preliminary Prospectus" means each prospectus subject to completion filed with any registration statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means:

                     (A) if the Company relies on Rule 434 under the Securities Act, the Term Sheet relating to the Securities that is first filed pursuant to Rule 424(b)(7) under the Securities Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements;

                     (B) if the Company does not rely on Rule 434 under the Securities Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Securities Act; or

                     (C) if the Company does not rely on Rule 434 under the Securities Act and if no prospectus is required to be filed pursuant to Rule 424(b) under the Securities Act, the prospectus included in the Registration Statement;


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       and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Securities Act. Any reference herein to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

              (b) The Commission has not issued any order preventing or suspending use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Securities Act and the rules and regulations of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the published rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any Term Sheet that is a part thereof or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Firm Closing Date and any Option Closing Date (both as hereinafter defined), the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Securities Act and the published rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

              (c) If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement has not been declared effective (i) the Company has filed a Rule 462(b) Registration Statement in compliance with and that is effective upon filing pursuant to Rule 462(b) and has received confirmation of its receipt and (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Securities Act or the Commission has received payment of such filing fee.

              (d) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company.

              (e)    The Company has no subsidiaries.


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              (f)    The Company has full corporate power to own or lease its
       properties and conduct its businesses as described in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus; and the Company has full corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

              (g) On the Firm Closing Date, the Company will have an authorized, issued and outstanding capitalization as set forth in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Firm Securities and the Option Securities have been duly authorized and at the Firm Closing Date or the related Option Closing Date (as the case may be), after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable. Except as described in the Prospectus, no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Securities Act in the public offering contemplated by this agreement.

              (h) On the Firm Closing Date, the capital stock of the Company will conform to the description thereof contained in the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

              (i) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company,
       (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

              (j) The financial statements and schedules of the Company included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present the financial position of the Company and the results of operations and changes in financial condition as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial Data" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present, on the basis stated in the Prospectus (or such Preliminary Prospectus), the information included therein.

              (k) Arthur Andersen LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants as required by the Securities Act and the applicable published rules and regulations thereunder.

              (l) Ryder Scott Company ("Ryder Scott") are independent petroleum engineers with respect to the Company.


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              (m)    The execution and delivery of this Agreement have been duly authorized by the Company and this Agreement has been duly executed and delivered by the Company, and is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

              (n) No legal or governmental proceedings are pending to which the Company is a party or to which the property of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and no such proceedings have been threatened against the Company or with respect to any of its properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or filed as required.

              (o) The issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and, if the registration statement (as amended) filed with respect to the Securities is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Securities Act, and if registration of the class of securities offered hereby is not effective under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") as of the time of execution hereof, such as may be required under the Exchange Act, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (x) any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which the Company or any of its properties are bound, or (y) the charter documents or by-laws of the Company, or (z) any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company other than with respect to (x), such conflicts or breaches which would not, individually or in the aggregate, have a material adverse effect on the Company.

              (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there has not been any material adverse change, or any development reasonably expected to involve a material adverse change, in the condition (financial or otherwise), management, business prospects, net worth, or results of the operations of the Company, except in each case as described in or contemplated by the Prospectus or, if the Prospectus is not in existence, the most recent Preliminary Prospectus.

              (q) The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other


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       securities of the Company; PROVIDED, HOWEVER, that the sale by the
       Company and the Selling Stockholder to the Underwriters of the Securities shall not be deemed to violate the terms of this representation, warranty and agreement .

              (r) The Company has good title to the interests in oil and gas properties it owns, good and marketable title in fee simple to all other real property it owns and good and marketable title to all personal property it owns, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or any Preliminary Prospectus or such as do not materially adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company.

              (s) The partnership agreements, participation agreements, joint development agreements, joint operating agreements, farm-out agreements and other agreements described in the Prospectus or any Preliminary Prospectus relating to the Company's rights with respect to the ownership, lease or operation of oil and gas properties, the acquisition of interests in oil and gas properties or the exploration for, development of or production of oil and gas reserves thereon constitute valid and binding agreements of the Company and, to the best knowledge of the Company, of the other parties thereto, enforceable in accordance with their terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              (t) The information underlying the estimates of the hydrocarbon reserves of the Company, which was supplied by the Company to Ryder Scott for purposes of auditing the hydrocarbon reserve reports and estimates of the Company, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the hydrocarbon reserves and intervening spot market product price fluctuations described in the Prospectus or any Preliminary Prospectus, the Company is not aware of any facts or circumstances that would result in a materially adverse change in the hydrocarbon reserves, or the present value of future net cash flows therefrom, as described in the Prospectus or any Preliminary Prospectus; estimates of such hydrocarbon reserves and present values as described in the Prospectus or any Preliminary Prospectus comply in all material respects to the applicable requirements of Regulation S-X and Industry Guide 2 under the Securities Act.

              (u) Except as described in the Prospectus or any Preliminary Prospectus, as of the date hereof, (i) all royalties, rentals, deposits and other amounts due on the oil and gas properties of the Company have been properly and timely paid, and no proceeds from the sale or production attributable to the oil and gas properties of the Company are currently being held in suspense by any purchaser thereof, except where such amounts due could not, singly or in the aggregate, have a material adverse effect on the Company's financial condition or results of operations and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interest of the Company in its oil and gas properties, except where such claims could not, singly or in the aggregate, have a material adverse effect on the Company's financial condition or results of operations.


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              (v)    Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus),
       (1) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company, except in each case as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

              (w) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

              (x) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

              (y) The Company has filed all federal, state and local tax returns that are required to be filed or has requested extensions thereof required to be filed through the date hereof (except in any case in which the failure so to file would not have a material adverse effect on the Company) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

              (z) The Company is not in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company has received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct its business, and the Company is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

              (aa) Each certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

              (bb) The Company does not own any shares of stock or any other equity securities of any corporation or have any equity interest in any firm, partnership, association or other entity,

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       except as described in or contemplated by the Prospectus (or, if the
       Prospectus is not in existence, the most recent Preliminary Prospectus).

              (cc) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or which may affect the property, business or operations of the Company, other than such defaults which would not, individually or in the aggregate, have a material adverse effect on the Company.

       3. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder represents and warrants to, and agrees with, each of the several Underwriters that:

       (a) The Selling Stockholder has full corporate power to enter into this Agreement and to sell, assign, transfer and deliver to the Underwriters the Securities to be sold by the Selling Stockholder hereunder in accordance with the terms of this Agreement; the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Selling Stockholder; and this Agreement has been duly executed and delivered by the Selling Stockholder.

       (b) The Selling Stockholder has duly executed and delivered a power of attorney and custody agreement (with respect to such Selling Stockholder, the "Power-of-Attorney" and the "Custody Agreement", respectively), each in the form heretofore delivered to the Representatives, appointing C. Eugene Ennis or Jon
W. Bayless, acting individually as such Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute, deliver and perform this Agreement on behalf of such Selling Stockholder and appointing Continental Stock Transfer & Trust Co. as custodian thereunder (the "Custodian"). Certificates in negotiable form, endorsed in blank or accompanied by blank stock powers duly executed, with signatures appropriately guaranteed, representing the Securities to be sold by such Selling Stockholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. Such Selling Stockholder has full corporate power to enter into the Custody Agreement and the Power-of-Attorney, the execution and delivery of which have been duly authorized by all necessary corporate action of such Selling Stockholder; the Custody Agreement and the Power-of-Attorney have been duly executed and delivered by such Selling Stockholder and, assuming due authorization, execution and delivery by the Custodian, are the legal, valid, binding and enforceable instruments of such Selling Stockholder. Such Selling Stockholder agrees that each of the Securities represented by the certificates on deposit with the Custodian is subject to the interests of the Underwriters hereunder, that the arrangements made for such custody, the appointment of the Attorney-in-Fact and the right, power and authority of the Attorney-in-Fact to execute and deliver this Agreement, to agree on the price at which the Securities (including such Selling Stockholder's Securities) are to be sold to the Underwriters, and to carry out the terms of this Agreement, are to that extent irrevocable and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or the Custody Agreement, by any act of such Selling Stockholder, by operation of law or otherwise, by its liquidation or dissolution or by the occurrence of any
other event.   If the Selling Stockholder shall liquidate or dissolve, or if any other event should occur, before the delivery of such Securities hereunder, the certificates for such Securities deposited with the Custodian shall be delivered by the Custodian in accordance with the respective terms and conditions of this Agreement as if such termination, liquidation or dissolution or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact shall have received notice thereof.

       (c) The Selling Stockholder has good and marketable title to the Securities to be sold by it hereunder and upon sale and delivery of, and payment for, such Securities, as provided herein, the

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Selling Stockholder will convey good and marketable title to such Securities, free and clear of any interests, liens, encumbrances, equities, claims or other defects.

       (d) The Selling Stockholder has not, directly or indirectly, (i) taken any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Securities by the Selling Stockholder under this Agreement).

       (e) The Selling Stockholder has reviewed the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Registration Statement, and to the best knowledge of the Selling Stockholder, the information regarding the Selling Stockholder set forth therein under the captions "Principal and Selling Stockholders" is complete and accurate.

       (f) The sale of the Securities to the Underwriters by the Selling Stockholder pursuant to this Agreement, the compliance by the Selling Stockholder with the other provisions of this Agreement, the Custody Agreement and the consummation of the other transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and, if the registration statement filed with respect to the Securities (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act and the Exchange Act or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any of the Selling Stockholder's properties are bound, or the charter documents or by-laws of the Selling Stockholder or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Selling Stockholder.

       4. PURCHASE, SALE AND DELIVERY OF THE SECURITIES. (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell, and the Selling Stockholder agrees to sell, to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder, at a purchase price of $________ per share, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 hereto, plus any additional number of Securities which such Underwriter may be obligated to purchase pursuant to
Section 11 of this Agreement. One or more certificates in definitive form for the Firm Securities that the several Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representatives request upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company and the Selling Stockholder to the Representatives for the respective accounts of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer in same-day funds (the "Wired Funds") to accounts designated by the Company and the Selling Stockholder. Such delivery of and payment for the Firm Securities shall be made at the offices of Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, Houston, Texas 77002 at 8:30 A.M., Central Standard Time, on December ___, 1996, or at such other place, time or date as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to Section 9 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date". The Company will make such certificate or certificates for the Firm Securities available for checking and packaging by the Representatives at the offices in New York, New York of the Company's transfer agent or registrar or of Howard, Weil, Labouisse, Friedrichs Incorporated ("Howard Weil") at least 24 hours prior to the Firm Closing Date. The Company and the Selling Stockholder shall not be obligated to deliver any Firm Securities on the Firm Closing Date except upon payment for such Firm Securities to be purchased on such date as provided herein.

       (b) For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, the Option Securities. The purchase price to be paid for any Option Securities shall be the same price per share as the price per share for the Firm Securities set forth above in paragraph (a) of this
Section 3. The option granted hereby may be exercised as to all or any part of the Option Securities (but not more than three times) within thirty days after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the Nasdaq Stock Market's National Market (the "Nasdaq National Market") is open for trading). The Underwriters shall not be under any obligation to purchase any of the Option Securities prior to the exercise of such option. The Representatives may exercise the option granted hereby in whole or in part (but not more than three times) by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Securities. Any such date of delivery shall be determined by the Representatives but shall not be earlier than two business days or later than five business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Representatives and Company may agree upon or as the Representatives may determine pursuant to Section 9 hereof, is herein called the "Option Closing Date" with respect to such Option Securities. Upon exercise of the option as provided herein, the Company shall become obligated to sell to each of the several Underwriters, and, subject to the terms and conditions herein set forth, each of the Underwriters (severally and not jointly) shall become obligated to purchase from the Company, the same percentage of the total number of the Option Securities as to which the several Underwriters are then exercising the option as such Underwriter is obligated to purchase of the aggregate number of Firm Securities, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares. If the option is exercised as to all or any portion of the Option Securities, one or more certificates in definitive form for such Option Securities, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 3, except that reference therein to the Firm Securities and the Firm Closing Date shall be deemed, for purposes of this paragraph (b), to refer to such Option Securities and Option Closing Date, respectively. The Company shall not be obligated to deliver any Option Securities on the Option Closing Date except upon payment for such Option Securities to be purchased on such date as provided herein.

       (c) The Company and the Selling Stockholder hereby acknowledge that the wire transfer by or on behalf of the Underwriters of the purchase price for any Securities does not constitute closing of a purchase and sale of the Securities. Only execution and delivery of a receipt for Securities by the Underwriters indicates completion of the closing of a purchase of the Securities from the Company and the Selling Stockholder. Furthermore, in the event that the Underwriters wire funds to the Company and the Selling Stockholder prior to the completion of the closing of a purchase of Securities, the Company and the Selling Stockholder hereby acknowledge that until the Underwriters execute and deliver a receipt for the Securities, by facsimile or otherwise, the Company and the Selling Stockholder will not be entitled to the wired funds and shall return the wired funds to the Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of Securities is not completed and the wire funds are not returned by the Company and the Selling Stockholder to the Underwriters on the same day the wired funds were received by the Company and the Selling Stockholder, the Company and the Selling Stockholder agree to pay to the Underwriters in respect of each day the wire funds are not returned by it, in same-day funds, interest on the amount of such wire funds in an amount representing the Underwriters' cost of financing as reasonably determined by Howard Weil.

       (d) It is understood that any of you, individually and not as one of the Representatives, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Securities to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

       5. OFFERING BY THE UNDERWRITERS. Upon your authorization of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale to the public upon the terms set forth in the Prospectus.

       6. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Underwriters and the Selling Stockholder that:

              (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto to become effective as promptly as possible. If required, the Company will file the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Securities Act. During any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, the Company (i) will comply with all requirements imposed upon it by the Securities Act and the rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the prospectus, Term Sheet or the amendment referred to in the second sentence of Section 2(a) hereof, any amendment or supplement to such Prospectus, Term Sheet or any amendment to the Registration Statement or any Rule 462(b) Registration Statement of which the Representatives previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Representatives shall not have given their consent, which consent shall not be unreasonably withheld and that such consent shall not be required if the filing of such documents shall be required by law. The Company will prepare and file with the Commission, in accordance with the published rules and regulations of the Commission, promptly upon request by the Representatives or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Securities by the several Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Representatives of each such filing or effectiveness.

              (b) The Company will advise the Representatives, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Original Registration Statement or any Rule 462(b) Registration

       Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iii) the initiation, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Original Registration Statement or any Rule 462(b) Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

              (c) To use its reasonable best efforts in cooperation with the Representatives to qualify the Securities for offering and sale under the securities or blue sky laws of such jurisdictions as the Representatives may reasonably request and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities, PROVIDED, HOWEVER, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

              (d) If, at any time prior to the later of (i) the final date when a prospectus relating to the Securities is required to be delivered under the Securities Act or (ii) the Option Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act or the published rules or regulations of the Commission thereunder, the Company will promptly notify the Representatives thereof and, subject to
       Section 5(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

              (e) The Company will, without charge, provide (i) to the Representatives and to counsel for the Underwriters a conformed copy of the registration statement originally filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto) or any Rule 462(b) Registration Statement, (ii) to each other Underwriter, a conformed copy of such registration statement or any Rule 462(b) Registration Statement and each amendment thereto (in each case without exhibits thereto) and (iii) so long as a prospectus relating to the Securities is required to be delivered under the Securities Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request; without limiting the application of clause (iii) of this sentence, the Company, not later than (A) 9:00 AM, Central Standard Time, on the business day following the date of determination of the public offering price, if such determination occurred at or prior to 10:00 A.M., Central Standard Time, on such date or (B) 4:00 PM, Central Standard Time, on the business day following the date of determination of the public offering price, if such determination occurred after 10:00 A.M., Central Standard Time, on such date, will deliver to the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request for purposes of confirming orders that are expected to settle on the Firm Closing Date. The Company will provide or cause to be provided to each of the Representatives, and to each Underwriter that so requests in writing, a copy of each report on Form SR filed by the Company as required by Rule 463 under the Securities Act.

              (f) The Company, as soon as practicable, will make generally available to its securityholders and to the Representatives an earnings statement of the Company that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

              (g) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Prospectus.

              (h) The Company will not, directly or indirectly, without the prior written consent of Howard Weil, on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the date hereof, except pursuant to this Agreement and except for issuances of options for the purchase of shares of Common Stock or issuance of shares of Common Stock pursuant to employee benefit arrangements and plans existing on the date hereof or pursuant to the terms of convertible securities of the Company outstanding on the date hereof.

              (i) The Company will not, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company (except for the sale of Securities by the Company under this Agreement).

              (j) The Company will obtain the Lock-Up Agreements (as hereinafter defined) described in Section 9(i) hereof prior to the Firm
       Closing Date.   In addition, the Company will use commercially reasonable
       efforts to obtain Lock-Up Agreements prior to the Firm Closing Date from each person who (i) owns two percent (2%) or more of the outstanding shares of Common Stock and (ii) is not covered under Section 9(i).

              (k) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Securities Act by the earlier of (i) 10:00 P.M. Eastern time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

              (l) The Company will use its best efforts to cause the Securities to be duly included for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Firm Closing Date. The Company will use its best efforts to ensure that the Securities remain included for quotation on the Nasdaq National Market following the Firm Closing Date.

       7.     COVENANTS OF SELLING STOCKHOLDER.

       (a) The Selling Stockholder will not, directly or indirectly, without the prior written consent of Howard Weil, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, pledge, offer of sale, contract of sale, grant of any option to purchase or other sale or disposition) of any shares of Common Stock legally or beneficially owned by such Selling Stockholder or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the date hereof.

       (b) The Selling Stockholder will not, directly or indirectly, for 180 days from the date of this Agreement (i) take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) (a) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or any other securities of the Company convertible into, or exchangeable or exercisable for, shares of Common Stock (except for the sale of the Securities by the Selling Stockholder under this Agreement).

       (c) The Selling Stockholder agrees to deliver to you prior to or at the Firm Closing Date (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

       8. EXPENSES. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 13 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Securities and any amendment thereto, any Rule 462(b) Registration Statement, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, including transfer agent's and registrar's fees, (v) the qualification of the Securities under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto provided that such filing fees and fees and disbursements of the Underwriters counsel with respect to the qualification of the Securities under state securities and blue sky laws shall not exceed an aggregate of $12,000 if the Securities have been or will be included for quotation on the Nasdaq National Market, (vi) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Securities, (vii) any quotation of the Securities on the Nasdaq National Market, (viii) any meetings with prospective investors in the Securities (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters), (ix) advertising relating to the offering of the Securities (other than as shall have been specifically approved by the Representatives to be paid for by the Underwriters) and (x) all costs and expenses incurred by the Selling Stockholder with the exception of (A) any fees and disbursements for the services of any outside counsel retained by the Selling Stockholder in excess of $10,000 in the aggregate and (B) the Underwriters' discounts and commissions
with respect to the Securities being sold by the Selling Stockholder.   In
addition, the Company shall pay directly to counsel to Howard Weil all out-of-pocket expenses, including but not limited to printing, telecopying, telephone and computer costs, secretarial overtime, air conditioning overtime and meals incurred by counsel to the Company while at the offices of counsel to Howard Weil, which expenses shall be described in reasonably detailed documentation supporting such reimbursement request. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 9 hereof is not satisfied, because this Agreement is terminated pursuant to Section 13 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including counsel fees and disbursements; PROVIDED, HOWEVER, that such legal fees shall not exceed an aggregate of $75,000 during the 90-day period commencing September 22, 1996 and provided, further, that Howard Weil shall provide reasonably detailed records supporting such reimbursement if so requested by the Company) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

       9. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Firm Securities shall be subject, in the Representatives' sole discretion, to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained herein as of the date hereof and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's and the Selling Stockholder's officers made pursuant to the provisions hereof, to the performance by each of the Company and the Selling Stockholder of its covenants and agreements hereunder and to the following additional conditions:

              (a) If the Original Registration Statement or any amendment thereto filed prior to the Firm Closing Date has not been declared effective as of the time of execution hereof, the Original Registration Statement or such amendment and, if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have been declared effective not later than the earlier of (i) 11:00 A.M., Central Standard Time, on the date on which the amendment to the registration statement originally filed with respect to the Securities or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Securities has been filed with the Commission and (ii) the time confirmations are sent or given as specified by Rule 462(b)(2), or with respect to the Original Registration Statement, or such later time and date as shall have been consented to by the Representatives; if required, the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

              (b) The Representatives shall have received an opinion, dated the Firm Closing Date, of Kelley Drye & Warren LLP, counsel for the Company, to the effect that:

                     (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of Delaware and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company;

                     (ii) the Company has the corporate power to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus, and the Company has the corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it;

                     (iii) as of the date of such opinion, the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; the Firm Securities have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities; and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Securities Act in the public offering contemplated by this Agreement;

                     (iv) the statements set forth under the heading "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the authorized capital stock of the Company, provide a fair summary of such provisions; and the statements set forth under the headings "Business--Regulation" and "Business--Legal Proceedings" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings;

                     (v) the execution and delivery of this Agreement have been duly authorized by all necessary corporate action of the Company and this Agreement has been duly executed and delivered by the Company;

                     (vi) (A) no legal or governmental proceedings are pending to which the Company is a party or to which the property of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and, to the best knowledge of such counsel, no such proceedings have been threatened against the Company or with respect to any of its properties which, if determined adversely to the Company, would have a material adverse effect on the financial position, stockholders' equity, results of operations, business or prospects of the Company and (B) no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

                     (vii) the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (x) any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to such counsel, to which the Company is a party or by which the Company or any of its properties is bound, or (y) the charter documents or by-laws of the Company, or (z) any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator known to such counsel and applicable to the Company other than, with respect to (x) such breaches or violations which would not, individually or in the aggregate, have a material adverse effect on the Company;

                     (viii) the Registration Statement is effective under the Securities Act; any required filing of the Prospectus, or any Term Sheet that constitutes a part thereof, pursuant to Rules 434 and 424(b) has been made in the manner and within the time period required by Rules 434 and 424(b); and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and, to the best knowledge of such counsel, no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission;

                     (ix) the Registration Statement originally filed with respect to the Securities and each amendment thereto, any Rule 462(b) Registration Statement and the Prospectus (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the published rules and regulations of the Commission thereunder; and

                     (x) if the Company elects to rely on Rule 434, the Prospectus is not "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time of its effectiveness or an effective post-effective amendment thereto (including such information that is permitted to be omitted pursuant to Rule 430A).

              Such counsel shall also state that they have no reason to believe that the Registration Statement (other than the financial statements and other financial information contained therein as to which such counsel need not comment), as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In rendering such opinion, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and review and discussion of the contents thereof but are without independent check or verification.

              In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, to the extent satisfactory in form and scope to counsel for the Underwriters, upon the opinion of local counsel acceptable to you and your counsel; PROVIDED, HOWEVER, that any such opinion of local counsel shall also state that the Underwriters are justified in relying upon such opinion and copies of such opinion shall be delivered to the Representatives and counsel for the Underwriters.

              The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for the statements made under the captions "Description of Capital Stock", "Business-Regulation", and "Business-Legal Proceedings" insofar as such statements relate to the Securities and concern legal matters.

              References to the Registration Statement and the Prospectus in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion.

              (c) The Representatives shall have received an opinion, dated the Firm Closing Date, of Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, 600 Travis, Houston, Texas 77002, counsel for the Underwriters, with respect to the issuance and sale of the Firm Securities, the Registration Statement and the Prospectus, and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely as to all matters of law upon the opinion of Kelley Drye & Warren L.L.P. referred to in paragraph (b) above.

              (d) The Selling Stockholder shall have furnished to the Representatives an opinion from Patti Massaro, General Counsel and Corporate Secretary of the Selling Stockholder, dated the Firm Closing Date, to the effect that:

                     (i) The Selling Stockholder has full corporate power to enter into this Agreement, the Custody Agreement and the Power-of-Attorney and to sell, transfer and deliver the Securities being sold by such Selling Stockholder hereunder in the manner provided in this Agreement and to perform its obligations under the Custody Agreement; the execution and delivery of this Agreement, the Custody Agreement and the Power-of-Attorney have been duly authorized by all necessary corporate action of such Selling Stockholder; this Agreement, the Custody Agreement and the Power-of-Attorney have been duly executed and delivered by such Selling Stockholder; assuming due authorization, execution and delivery by the Custodian, the Custody Agreement and the Power-of-Attorney are the legal, valid, binding and enforceable instruments of such Selling Stockholder, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                     (ii) the delivery by the Selling Stockholder to the several Underwriters of certificates for the Securities being sold hereunder by the Selling Stockholder against payment therefor as provided herein, will convey good and marketable title to such Securities to the several Underwriters, free and clear of all security interests, liens, encumbrances, equities, claims or other defects;

                     (iii) the sale of the Securities to the Underwriters by the Selling Stockholder pursuant to this Agreement, the compliance by the Selling Stockholder with the other provisions of this Agreement, the Custody Agreement and the consummation of the other transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Selling Stockholder or any of the Selling Stockholder's properties are bound (other than such conflicts, breaches, defaults or violations which would not impair the Selling Stockholder's obligations hereunder or have any adverse effect on the Underwriters as such or the title to the Shares),
              (B) the charter documents or by-laws of the Selling Stockholder or
              (C) any statute or, to the best of such
              counsel's knowledge, any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Selling Stockholder.

              In rendering such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Selling Stockholder and public officials.

              (e) The Representatives shall have received a certificate from the Selling Stockholder, signed by an appropriate officer of the Selling Stockholder, dated the Firm Closing Date, to the effect that:

                     (i) the representations and warranties of the Selling Stockholder in this Agreement are true and correct as if made on and as of the Firm Closing Date;

                     (ii) to the extent that any statements or omissions are made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder specifically for use therein, the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                     (iii) the Selling Stockholder has performed all covenants and agreements on its part to be performed or satisfied at or prior to the Firm Closing Date.

              (f) The Representatives shall have received from Arthur Andersen LLP a letter or letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                     (i) they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder;

                     (ii) in their opinion, the audited financial statements and schedules and pro forma financial statements examined by them and included in the Registration Statement and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations;

                     (iii) on the basis of a reading of the latest available interim unaudited condensed financial statements of the Company, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that:

                             (A) the unaudited condensed financial statements of the Company included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                             (B)    at a specific date not more than five
                     business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company or any decreases in not current assets or stockholders' equity of the Company, in each case compared with amounts shown on the September 30, 1996 unaudited condensed balance sheet included in the Registration Statement and the Prospectus, or for the period from October 1, 1996 to such specified date there were any decreases in oil and gas revenues and total revenues and any increase in net loss or per share amounts of net loss of the Company, except in all instances for changes, decreases or increases set forth in such letter; and

                     (iv) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and are included in the Registration Statement and the Prospectus and in Exhibit 11 to the Registration Statement, and have compared such amounts, percentages and financial information with such records of the Company and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation; and

                     (v) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement and the Prospectus, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (v), inquiries of certain officials of the Company who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                     In the event that the letters referred to above set forth
              any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

              References to the Registration Statement and the Prospectus in this paragraph (f) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

              (g) Ryder Scott shall have delivered to you on the date of this Agreement a letter dated on such date and also on the Closing Date a letter dated the Closing Date, in each case in form and substance reasonably satisfactory to you, stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to the oil and gas reserves is given or incorporated in any Preliminary Prospectus and the Prospectus as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the Company's oil and gas reserves.

              (h) The Representatives shall have received a certificate, dated the Firm Closing Date, President and the Vice President-Business Development of the Company to the effect that:

                     (i) the representations and warranties of the Company in this Agreement that are qualified as to materiality are true and correct, and such representations and warranties of the Company that are not so qualified are true and correct in all material respects, as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

                     (ii) no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Company's knowledge, are contemplated by the Commission; and

                     (iii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development reasonably expected to involve a material adverse change, in the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

              (i) The Representatives shall have received from each person who is a director or officer of the Company or who owns five percent (5%) or more of the Company's outstanding shares of Common Stock an agreement (a "Lock-Up Agreement") to the effect that such person will not, directly or indirectly, without the prior written consent of Howard Weil, on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of an option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the date of this Agreement.

              (j) On or before the Firm Closing Date, the Representatives and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

              (k) Prior to the commencement of the offering of the Securities, the Securities shall have been included for quotation on the Nasdaq National Market.

              All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Underwriters. The Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives and counsel for the Underwriters shall reasonably request.

              The respective obligations of the several Underwriters to purchase and pay for any Option Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Securities, except that all references to the Firm Securities and the Firm Closing Date shall be deemed to refer to such Option Securities and the related Option Closing Date, respectively.

       10. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and the Selling Stockholder and each person, if any, who controls any Underwriter or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or the Selling Stockholder or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, each Underwriter or the Selling Stockholder and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives or by the Selling Stockholder specifically for use therein; and PROVIDED, FURTHER, that the Company will not be liable to any Underwriter or the Selling Stockholder or any person controlling such Underwriter or the Selling Stockholder with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5(d) and
(e) of
this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter or the Selling Stockholder from whom the person asserting such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter or the Selling Stockholder, if a copy of the Prospectus, as then amended or supplemented if the Company shall have furnished any amendment or supplement thereto, was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with
Section 6(d) and 6(e) of this Amendment. The Company will not, without the prior written consent of the Underwriter or Underwriters purchasing, in the aggregate, more than fifty percent (50%) of the Securities, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Underwriter or any person who controls any such Underwriter within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriters and the Selling Stockholder and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

       (b) The Selling Stockholder agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or any amendment thereto, each Underwriter and each person who controls the Company or any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company, any such director, officer, such Underwriter or any such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by the Selling Stockholder for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus, as then amended or supplemented if the Company shall have furnished any amendment or supplement thereto, was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with
Section 6(d) and 6(e) of this Amendment. Subject to the limitations set forth in the immediately preceding sentence, the Selling Stockholder will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company, any such director, officer, such Underwriter or any such controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have. The Selling Stockholder will not, without the prior written consent of the Underwriter or Underwriters purchasing, in the aggregate, more than fifty percent (50%) of the Securities, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any such Underwriter or any person who controls any such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

       (c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholder, each of its directors and officers and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company, the Selling Stockholder or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein: and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or the Selling Stockholder or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

       (d) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 10. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of paragraph (a) of this Section 10, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

       (e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 10 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Selling Stockholder and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (e). Notwithstanding any other provision of this paragraph
(e), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section II (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Howard Weil Master Agreement Among Underwriters. For purposes of this paragraph (e), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

       (f) The liability of the Selling Stockholder under this Section 10 shall not exceed the total public offering price of the Shares sold by the Selling Stockholder, less applicable underwriting discounts and commissions. Further, the provisions of this Section 10 shall not affect any other agreement among the Company and the Selling Stockholder with respect to indemnification and contribution.

       11. DEFAULT OF UNDERWRITERS. If one or more Underwriters default in their obligations to purchase Firm Securities or Option Securities hereunder and the aggregate number of such Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Securities or Option Securities to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Securities by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Securities or Option Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Securities that is more than ten percent of the aggregate number of Firm Securities or Option Securities, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representatives are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives) of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in Section 13 hereof. In the event of any default by one or more Underwriters as described in this Section 11, the Representatives shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Option Securities, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 11. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

       12. SURVIVAL. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers, the Selling Stockholder and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Selling Stockholder, any Underwriter or any controlling person referred to in Section 10 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 8 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

       13. TERMINATION. (a) This Agreement may be terminated with respect to the Firm Securities or any Option Securities in the sole discretion of the Representatives by notice to the Company and the Selling Stockholder given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company or the Selling Stockholder shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or such Option Closing Date, respectively,

              (i) the Company shall have, in the sole judgment of the Representatives, sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any material adverse change, or any development reasonably expected to involve a material adverse change (including without limitation a change in management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

              (ii) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on either such exchange;

              (iii) a banking moratorium shall have been declared by State of New York or United States authorities; or

              (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

       (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

       14. INFORMATION SUPPLIED BY UNDERWRITERS. The statements set forth in the last paragraph on the front cover page and under the heading "Underwriting" and the legend concerning over-allotments on the inside front cover page in any Preliminary Prospectus or the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by any Underwriter through the Representatives to the Company for the purposes of Sections 2(b) and 10 hereof. The Underwriters confirm that such statements (to such extent) are correct.

       15. NOTICES. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Howard, Weil, Labouisse, Friedrichs Incorporated, Energy Centre, 1100 Poydras Street, Suite 3500, New Orleans, Louisiana 70163 Attention: Compliance, with a copy to Andrews & Kurth L.L.P., 4200 Texas Commerce Tower, Houston, Texas 77002 Attention: G. Michael O'Leary; if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at 3DX Technologies, Inc., 12012 Wickchester, Suite 250, Houston, Texas 77079-1218
Attention: President, with a copy to Kelley Drye & Warren LLP, 281 Tresser Boulevard, Stamford, Connecticut 06901-3229 Attention: Jay R. Schifferli; and if sent to the Selling Stockholder, shall be delivered or sent by mail, telex, or facsimile transmission and confirmed in writing to the Selling Stockholder at Landmark Graphics Corporation, 15150 memorial Drive, Houston, Texas 77079
Attention: Patti L. Massaro, General Counsel and Corporate Secretary, with a copy to Halliburton Company, 3600 Lincoln Plaza, 500 North Akard Street, Dallas, Texas 75201-3391 Attention: Susan Keith, Vice President, Secretary and Corporate Counsel.

       16. SUCCESSORS. This Agreement shall inure to the benefit of and shall be binding upon the several Underwriters, the Company, the Selling Stockholder and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 10 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Securities from any Underwriter shall be deemed a successor because of such purchase.

       17. APPLICABLE LAW. The validity and interpretation of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

       18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding the Company and each of the several Underwriters.

                                        Very truly yours,

                                        3DX TECHNOLOGIES INC.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                        LANDMARK GRAPHICS CORPORATION


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

HOWARD, WEIL, LABOUISSE, FRIEDRICHS INCORPORATED
PETRIE PARKMAN & CO.

By:    Howard, Weil, Labouisse, Friedrichs Incorporated



By:    ________________________________________
       Name:  _________________________________
       Title: _________________________________

For themselves and the other several Underwriters named in Schedule I hereto.

                                   SCHEDULE 1

                                  UNDERWRITERS



                                                       Number of Firm
                                                       Securities to
Underwriter                                            be Purchased
-----------                                            ------------

Howard, Weil, Labouisse, Friedrichs Incorporated

Petrie Parkman & Co.








                                                       _____________
                 Total ..............                    2,949,862